UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 18, 2010
Date of report (date of earliest event reported)

Raymond James Financial, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

1-9109	59-1517485
(Commission File Number)	(IRS Employer Identification No.)

880 Carillon Parkway St. Petersburg, FL 33716
(Address of Principal Executive Offices)  (Zip Code)

(727) 567-1000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

On February 19, 2010, Raymond James Financial, Inc. issued a press release to announce that the Company’s Board of Directors had appointed Paul Reilly, President of the Company, as Chief Executive Officer of the Company to succeed Thomas James effective May 1, 2010.  In addition, the Company’s Board of Directors reappointed Mr. James as Chairman of the Board and Mr. Reilly as President.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.  Additional information about Mr. Reilly and the Company’s plan for Mr. Reilly to succeed Mr. James can be found in the Form 8-K filed on March 3, 2009 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

The press release referred to under Item 5.02 included the announcement that the Company’s Board of Directors declared a quarterly dividend of $.11 per share for each outstanding share of common stock of the Company payable on April 15, 2010 to the shareholders of record on April 1, 2010.

The information furnished in this item, including Exhibit 99.1, is not deemed to be "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section.  This information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

Item 8.01 Other Events

Proxies for the Annual Meeting of Shareholders held on February 18, 2010 were solicited by the Company pursuant to Regulation 14A of the Securities Act of 1934, as amended.  Shareholders representing 114,506,868 shares or 92.39% of the 123,935,231 shares of common stock outstanding on the record date of December 11, 2009 were present in person or by proxy, representing a quorum for the purposes of the annual meeting.  Matters voted upon at the Annual Meeting of Shareholders were as follows:

1.   The election of ten directors to the Board of Directors to hold office until the Annual Meeting of Shareholders in 2011 and until their respective successors have been elected. There was no solicitation in opposition to the nominees and all such nominees were elected.

	For	Withheld	Abstain	Broker Non-Votes
Broader, Shelley G.	92,327,695	3,064,538	0	28,542,998
Godbold, Francis S.	60,673,055	34,719,178	0	28,542,998
Habermeyer, H. William	90,919,202	4,473,031	0	28,542,998
Helck, Chet B.	64,331,431	31,060,802	0	28,542,998
James, Thomas A.	66,636,642	28,755,591	0	28,542,998
Reilly, Paul C.	64,640,222	30,752,011	0	28,542,998
Saltzman, Robert P.	88,959,824	6,432,409	0	28,542,998
Shields, Kenneth A.	61,729,258	33,662,975	0	28,542,998
Simmons, Hardwick	92,237,640	3,154,593	0	28,542,998
Story, Susan N.	90,928,855	4,463,378	0	28,542,998

2. To ratify the appointment by the Audit Committee of the Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm.

For	Against	Abstain	Broker Non-Votes
110,216,918	4,208,457	81,493	9,428,363

3.   To re-approve the Senior Management Incentive Plan for executive officers of the Company.

For	Against	Abstain	Broker Non-Votes
88,002,788	5,304,510	2,084,935	28,542,998

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.

99.1 Press release dated February 19, 2010 issued by Raymond James Financial, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYMOND JAMES FINANCIAL, INC.

Date: February 22, 2010	By:	/s/ Jeffrey P. Julien
Jeffrey P. Julien
Executive Vice President - Finance
and Chief Financial Officer